Exhibit 4.3

BROOKFIELD ASSET MANAGEMENT LTD.

AND

COMPUTERSHARE TRUST COMPANY OF CANADA

AND

COMPUTERSHARE TRUST COMPANY, N.A.

Supplemental Indenture

Dated as of April 17, 2026

to

Fourth Supplemental Indenture

Dated as of November 18, 2025

THIS SUPPLEMENTAL INDENTURE, dated as of April 17, 2026 (this “Supplemental Indenture”), to the Fourth Supplemental Indenture, dated as of November 18, 2025 (the “Fourth Supplemental Indenture”), among Brookfield Asset Management Ltd. (the “Company”), a corporation organized under the laws of British Columbia, Canada, Computershare Trust Company of Canada, a trust company organized under the laws of Canada, as Canadian trustee (the “Canadian Trustee”) and Computershare Trust Company, N.A., a U.S. national banking association and limited purpose trust company organized and formed under the laws of the United States, as U.S. trustee (the “U.S. Trustee” and, together with the Canadian Trustee, the “Trustees”), to the Indenture, dated as of April 24, 2025, by and among the Company and the Trustees (the “Original Indenture”, and as supplemented by the Fourth Supplemental Indenture and as supplemented hereby, the “Indenture”).

WITNESSETH

WHEREAS, the Company has duly authorized, as a separate series of Securities under the Indenture, its 5.298% Notes due 2036 (the “Notes”) and the Company has approved the issuance of the Notes;

WHEREAS, by the Fourth Supplemental Indenture, provision was made for the issuance of $400,000,000 principal amount of Notes under the Original Indenture as supplemented by the Fourth Supplemental Indenture, all of which were issued on the date of the Fourth Supplemental Indenture (the “Original Notes”);

WHEREAS, Section 2.2 of the Fourth Supplemental Indenture permits the issuance of additional Notes, without the consent of the holders of the Original Notes, having the same terms and conditions in all respects as the Original Notes except for the issue date, the issue price and the first payment of interest thereon, to be consolidated with and form a single series with the Original Notes;

WHEREAS, the Company has duly authorized the execution and delivery of this Supplemental Indenture for the purpose of providing for the issuance of an additional $450,000,000 principal amount of Notes under the Fourth Supplemental Indenture (the “New Notes”) in accordance with Section 2.2 of the Fourth Supplemental Indenture;

WHEREAS, the Company is not in default under the Original Indenture;

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement according to its terms have been done; and

WHEREAS, the foregoing recitals are made as statements of fact by the Company and not by the Trustees;

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the New Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the New Notes, as follows:

Article 1
DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION

Section 1.1         Definitions

All other terms and expressions used herein shall have the same meanings as corresponding expressions defined in the Original Indenture, as supplemented by the Fourth Supplemental Indenture, and as further supplemented hereby.

Section 1.2         To Be Read with Original Indenture

This Supplemental Indenture is a supplemental indenture within the meaning of the Original Indenture, and the Original Indenture, as supplemented by the Fourth Supplemental Indenture and this Supplemental Indenture shall be read together and shall have effect, so far as practicable, as though all the provisions of the Original Indenture, the Fourth Supplemental Indenture and this Supplemental Indenture were contained in one instrument.

Section 1.3         Currency

Except where expressly provided, all amounts in this Supplemental Indenture are stated in United States currency.

Article 2
THE NOTES

Section 2.1         Designation

There is hereby authorized to be issued, under the Indenture, the New Notes, the terms and conditions of which are the same in all respects as the Original Notes, except for the issue date and the issue price, and which will be consolidated to form a single series and be fully fungible with the Original Notes and designated as “5.298% Brookfield Asset Management Ltd. Notes due 2036”. All New Notes issued under the Indenture will, when issued, be considered Notes for all purposes under the Indenture and will be subject and take the benefit of all the terms, conditions and provisions of the Indenture.

Section 2.2         Limit of Aggregate Principal Amount

The aggregate principal amount of Notes that may be authenticated and delivered pursuant to the Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 3.4, 3.5, 3.6, 9.6 or 11.7 of the Original Indenture and except for any Notes which, pursuant to the last sentence of Section 3.3 of the Original Indenture, are deemed never to have been authenticated and delivered) shall initially be limited to $850,000,000 (including the Original Notes and the New Notes). The Company may from time to time, without the consent of the holders of the Notes, create and issue further notes (in addition to the Original Notes and the New Notes) having the same terms and conditions in all respects as the Notes except for the issue date, the issue price and the first payment of interest thereon. Additional notes issued in this manner will be consolidated with and will form a single series with the Notes.

Article 3
miscellaneous

Section 3.1         Ratification of Original Indenture and the Fourth Supplemental Indenture

The Original Indenture, as supplemented by the Fourth Supplemental Indenture (as supplemented by this Supplemental Indenture), is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

Section 3.2         Governing Law

This Supplemental Indenture and the New Notes shall be governed by and construed in accordance with the laws of the State of New York. Notwithstanding the preceding sentence of this Section 3.2, the exercise, performance or discharge by the Canadian Trustee of any of its rights, powers, duties or responsibilities hereunder shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable thereto.

Section 3.3         Separability

In case any one or more of the provisions contained in this Supplemental Indenture or in the New Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of the New Notes, but this Supplemental Indenture and the New Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 3.4         Counterparts

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. This instrument may be executed and delivered by facsimile or other electronic transmission of a counterpart hereof bearing a manual, facsimile or other electronic signature.

Section 3.5         Disclaimer

The Trustees and the Paying Agent shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture. The recitals of fact contained herein shall be taken as the statements of the Company and neither the Trustees nor the Paying Agent assumes any responsibility for the correctness thereof. The Company hereby authorizes and directs the Trustees to execute and deliver this Supplemental Indenture. All rights, powers, protections, immunities and indemnities afforded to the Trustees and Paying Agent under the Original Indenture shall apply to the Trustees and Paying Agent as if the same were set forth herein mutatis mutandis.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to the Fourth Supplemental Indenture to be duly executed as of the day and year first above written.

BROOKFIELD ASSET MANAGEMENT LTD.

By:	/s/ Kathy Sarpash
Name: Kathy Sarpash
Title: Managing Director, Legal & Regulatory and Corporate Secretary

COMPUTERSHARE TRUST COMPANY OF CANADA, as Canadian Trustee

By:	/s/ Claire Wang
Name: Claire Wang
Title: Corporate Trust Officer

By:	/s/ Raji Sivalingam
Name: Raji Sivalingam
Title: Associate Trust Officer

COMPUTERSHARE TRUST COMPANY, N.A., as U.S. Trustee

By:	/s/ Corey J. Dahlstrand
Name: Corey J. Dahlstrand
Title: Vice President

[Signature Page to Supplemental Indenture to the Fourth Supplemental Indenture]